Exhibit 99.1

United States Oil Fund, LP Monthly Account Statement For the Month Ended November 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(72,277,330)
Unrealized Gain (Loss) on Market Value of Futures	(101,114,470)
Dividend Income	5,075
Interest Income	19,463
ETF Transaction Fees	28,000
Total Income (Loss)	$(173,339,262)

Expenses
General Partner Management Fees	$338,951
Brokerage Commissions	116,052
Professional Fees	18,750
NYMEX License Fee	11,298
Non-interested Directors' Fees and Expenses	9,141
Prepaid Insurance Expense	6,962
Total Expenses	$501,154
Net Income (Loss)	$(173,840,416)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/14	$739,644,539
Additions (17,800,000 Shares)	512,386,134
Withdrawals (7,400,000 Shares)	(209,572,452)
Net Income (Loss)	(173,840,416)

Net Asset Value End of Month	$868,617,805
Net Asset Value Per Share (34,600,000 Shares)	$25.10

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2014 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612